Cautionary Statement

From time to time, Keystone may disseminate materials or make statements which may include "forward-looking" information as that term is defined by the Private Securities Litigation Reform Act of 1995 (the "Act"). The cautionary statements which follow are being made pursuant to the provisions of the Act and with the intention of obtaining the benefits of the "safe harbor" provisions of the Act.

Keystone cautions investors that "forward-looking" information disseminated through financial presentations or discussions with the investor community should not be construed as guarantees of future performance. Furthermore, actual results may differ from expectations contained in such "forward-looking" information as a result of factors which are not predictable. Financial institution performance can be affected by any number of factors, many of which are outside of management's direct control. Examples of factors which may influence performance and cause actual results to differ from expectations include, but are not limited to, the following: (i) the effect of prevailing economic conditions, particularly those in Keystone's local trade area;
(ii) the overall direction of government policies, particularly changes in laws and regulations directly affecting financial institutions; (iii) unforseen changes in the general interest rate environment; (iv) the actions and policy directives of the Federal Reserve Board, including those that affect the availability of funds for lending and investing activities; (v) competitive factors in the marketplace, including the impact of increasing consolidation in the financial services industry and the influence of both bank and nonbank competitors;(vi) business risk associated with the management of the credit extension function and fiduciary activities. Each of these factors could affect estimates, assumptions, uncertainties, and risks considered in the development of "forward-looking" information, and could cause actual results to differ materially from management's expectations regarding future performance.